Exhibit 99.1

Mesa Air Group Reports Third Quarter Fiscal 2022 Results

August 8, 2022

PHOENIX, August 8, 2022 (GLOBE NEWSWIRE) – Mesa Air Group, Inc. (NASDAQ: MESA) today reported third quarter fiscal 2022 financial and operating results.

Fiscal Third Quarter Highlights:

•	Pre-tax loss of $12.5 million, net loss of $10.0 million or $(0.28) per diluted share.
•	Adjusted net loss[1] of $7.1 million or $(0.20) per diluted share.
•	Adjusted net loss excludes a $3.9 million (pre-tax) change in the fair value of investments in equity securities
•	Third aircraft with DHL cargo operation entered revenue service
•	Added a second CRJ simulator to increase pilot training capacity

Jonathan Ornstein, Chairman and CEO, said, “While demand remained resilient for the quarter, our financial results continue to be impacted by industry-wide, elevated pilot attrition and the significant reduction in the commercial pilot pipeline, exacerbated by the 1,500-hour rule. Looking forward, we intend to take dramatic action to address the pilot shortage through increased recruiting, additional simulator capacity, and expansion of our pilot pipeline. We are also pleased that United Airlines has expanded the Aviate program to include all of our pilots.”

Fiscal Third Quarter Details

Total operating revenues in Q3 2022 were $134.4 million, an increase of $9.2 million, or 7.4%, from $125.2 million for Q3 2021. Contract revenue increased $9.2 million, or 8.4%. This was due to the return to normal rates from our partners, which were temporarily reduced last year related to the PSP program. These were partially offset by a reduction in block hours. Mesa’s Q3 2022 results include, per GAAP, the recognition of $6.8 million of previously deferred revenue, versus the deferral of $1.9 million of revenue in Q3 2021. The remaining deferred revenue balance of $22.7 million will be recognized as flights are completed over the remaining terms of the contracts.

Mesa’s Adjusted EBITDA1 for Q3 2022 was $20.1 million, compared to $35.3 million in Q3 2021, and Adjusted EBITDAR1 was $29.4 million for Q3 2022, compared to $44.9 million in Q3 2021.

Mesa’s Q3 FY22 results reflect a net loss of $10.0 million, or $(0.28) per diluted share, compared to net income of $4.3 million, or $0.11 per diluted share for Q3 FY21. Mesa’s Q3 FY22 adjusted pre-tax loss1 was $8.7 million versus an adjusted pre-tax income1 of $5.8 million in Q3 FY21. The year over year decrease in adjusted pre-tax income of $14.5 million was primarily due to lower block hours, the net impact of the PSP program, and the change in deferred revenue.

Operationally, the Company ran a controllable completion factor of 98.8% for American and 99.8% for United during Q3 2022. This is compared to a controllable completion factor of 99.4% for American and 99.9% for United during Q3 2021. This excludes cancellations due to weather and air traffic control.

With respect to a total completion factor that includes all cancellations, Mesa reported a total completion factor of 97.7% for American and 98.8% for United during Q3 2022. This is compared to a total completion factor of 97.6% for American and 99.2% for United during Q3 2021.

Liquidity and Capital Resources

Mesa ended the quarter at $54.4 million in unrestricted cash and equivalents. As of June 30, 2022, the Company had $653.4 million in total debt secured primarily with aircraft and engines.

1See Reconciliation of non-GAAP financial measures

Fleet

For the three months ended June 30, 2022, 47% of the Company’s total revenue was derived from our contracts with United, 46% from American, 2% from DHL, and 5% from leases of aircraft to a third party.

Below is our current and future fleet plan by partner and fleet type for FY22:

Fleet Plan (FY22)	Q1 (Dec '21)	Q2 (Mar '22)	Q3 (Jun '22)	Q4 (Sep '22)
	Actual	Actual	Actual	Forecast
E-175 - UA	80	80	80	80
CRJ-900 - AA	40	40	40	40
737-400F - DHL	2	3	3	3
Sub-total	122	123	123	123
CRJ-700 leased	17	18	20	20
CRJ-700 to be leased to third party	3	2	—	—
CRJ spared or parked	25	13	13	13
CRJ held for sale	—	12	12	12
Total fleet	167	168	168	168

Mesa Air Group will host a conference call with analysts on August 8th at 4:30 pm EDT. The conference call number is 888-469-2054 (Passcode: Phoenix (7463649)). The conference call can also be accessed live via the web by visiting https://investor.mesa-air.com.

A recorded version will be available on Mesa's website approximately two hours after the call for approximately 14 days.

1Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP"), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa's ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and nine months ended June 30, 2022 and June 30, 2021. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company's net income or loss. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

1Reconciliation of GAAP versus Non-GAAP disclosures

(In thousands, except for per diluted share) (Unaudited)

	Three Months Ended June 30, 2022				Three Months Ended June 30, 2021
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income Before Taxes	Income Tax (Expense) Benefit	Net Income	Net Income per Diluted Share
GAAP income (loss)	$(12,478)	2,493	(9,985)	$(0.28)	$5,801	(1,525)	4,276	$0.11
Adjustments(1)	(135)	32	(103)	$(0.00)	—	—	—	$—
Loss on investments, net(2)	3,926	(896)	3,030	$0.08	—	—	—	$—
Adjusted income (loss)	(8,687)	1,629	(7,058)	$(0.20)	5,801	(1,525)	4,276	$0.11

Interest expense	8,716				8,627
Interest income	(24)				(82)
Depreciation and amortization	20,103				20,933
Adjusted EBITDA	20,108				35,279

Aircraft rent	9,299				9,648
Adjusted EBITDAR	$29,407				$44,927

(1)    Includes true-up adjustment of ($0.1) million recorded during the three months ended June 2022. This adjustment is related to the termination loss previously recorded in Q2 2022 pertaining to the abandonment of one of our leased facilities.

(2) Includes losses resulting from changes in the fair value of the Company's investments in equity securities of $3.9 million for the three months ended June 30, 2022.

	Nine Months Ended June 30, 2022				Nine Months Ended June 30, 2021
	Income (Loss) Before Taxes	Income Tax (Expense) Benefit	Net Income (Loss)	Net Income (Loss) per Diluted Share	Income Before Taxes	Income Tax (Expense) Benefit	Net Income	Net Income per Diluted Share
GAAP income (loss)	$(86,029)	18,987	(67,042)	$(1.86)	$32,319	(8,236)	24,083	$0.62
Adjustments(1)(2)(3)(4)	39,708	(9,065)	30,643	$0.85	3,558	(900)	2,658	$0.07
Loss on investments, net(5)	12,649	(2,888)	9,761	$0.27	—	—	—	—
Adjusted income (loss)	(33,672)	7,034	(26,638)	$(0.74)	35,877	(9,136)	26,741	$0.69

Interest expense	24,766				26,464
Interest income	(117)				(287)
Depreciation and amortization	61,878				62,108
Adjusted EBITDA	52,855				124,162

Aircraft rent	28,319				29,688
Adjusted EBITDAR	$81,174				$153,850

(1) Includes adjustment for gain on extinguishment of debt of $1.0 million related to repayment of the Company’s aircraft debts during the nine months ended June 30, 2021.

(2)    Includes adjustment for lease termination expense of $4.5 million during our nine months ended June 30, 2021 related to the purchase of a CRJ-900 aircraft which was previously leased from Bombardier Capital.

(3) Includes adjustment for impairment charges of $39.5 million for the nine months ended June 30, 2022 related to certain of the Company's aircraft which are classified as held for sale.

(4)    Includes adjustment related to the abandonment of one of our leased facilities resulting in operating lease right-of-use asset impairment charges of $0.2 million during our nine months ended June 30, 2022.

(5) Includes losses resulting from changes in the fair value of the Company's investments in equity securities of $12.6 million for the nine months ended June 30, 2022.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 121 cities in 41 states, the District of Columbia, the Bahamas, and Mexico as well as cargo services out of Cincinnati/Northern Kentucky International Airport. As of June 30, 2022, Mesa operated a fleet of 168 aircraft with approximately 360 daily departures and 2,600 employees. Mesa operates all of its flights as either American Eagle, United Express, or DHL Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc., United Airlines, Inc., and flight service agreement with DHL.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for Mesa Air Group, Inc.’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. Many of the risks identified in the periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the COVID-19 pandemic. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. Mesa Air Group, Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Mesa Air Group, Inc.’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

MESA AIR GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Operating revenues:
Contract revenue	$118,899	$109,654	$367,781	$318,524
Pass-through and other revenue	15,498	15,503	37,586	54,284
Total operating revenues	134,397	125,157	405,367	372,808

Operating expenses:
Flight operations	43,254	41,314	133,262	115,681
Maintenance	49,694	51,986	156,032	156,623
Aircraft rent	9,299	9,648	28,319	29,688
General and administrative	11,112	12,087	31,550	36,324
Depreciation and amortization	20,103	20,933	61,878	62,108
Lease termination	—	—	—	4,508
Impairment of assets held for sale	—	—	39,475	—
Other operating expenses	722	916	3,379	3,148
Government grant recognition	—	(26,101)	—	(93,379)
Total operating expenses	134,184	110,783	453,895	314,701
Operating income (loss)	213	14,374	(48,528)	58,107

Other income (expense), net:
Interest expense	(8,716)	(8,627)	(24,766)	(26,464)
Interest income	24	82	117	287
Loss on investments, net	(3,926)	—	(12,649)	—
Other income (expense), net	(73)	(28)	(203)	389
Total other expense, net	(12,691)	(8,573)	(37,501)	(25,788)

Income (loss) before taxes	(12,478)	5,801	(86,029)	32,319
Income tax expense (benefit)	(2,493)	1,525	(18,987)	8,236
Net income (loss)	$(9,985)	$4,276	$(67,042)	$24,083

Net income (loss) per share attributable to common shareholders
Basic	$(0.28)	$0.12	$(1.86)	$0.68
Diluted	$(0.28)	$0.11	$(1.86)	$0.62

Weighted-average common shares outstanding
Basic	36,183	35,769	36,064	35,642
Diluted	36,183	39,513	36,064	38,811

MESA AIR GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	June 30, 2022	September 30, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$54,448	$120,517
Restricted cash	3,348	3,350
Receivables, net	4,050	3,167
Expendable parts and supplies, net	26,341	24,467
Prepaid expenses and other current assets	7,234	6,885
Total current assets	95,421	158,386

Property and equipment, net	1,072,826	1,151,891
Intangible assets, net	6,026	6,792
Lease and equipment deposits	6,972	6,808
Operating lease right-of-use assets	65,878	93,100
Deferred heavy maintenance, net	6,848	3,499
Assets held for sale	36,528	—
Other assets	29,686	36,121
TOTAL ASSETS	$1,320,185	$1,456,597

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$112,776	$111,710
Current portion of deferred revenue	726	6,298
Current maturities of operating leases	16,854	32,652
Accounts payable	66,811	61,476
Accrued compensation	10,781	12,399
Other accrued expenses	32,322	33,657
Total current liabilities	240,270	258,192

NONCURRENT LIABILITIES:
Long-term debt and finance leases, excluding current portion	523,231	539,700
Noncurrent operating lease liabilities	20,585	33,991
Deferred credits	3,295	3,934
Deferred income taxes	50,803	69,940
Deferred revenue, net of current portion	21,994	28,202
Other noncurrent liabilities	36,971	34,591
Total noncurrent liabilities	656,879	710,358
Total liabilities	897,149	968,550

STOCKHOLDERS' EQUITY:
Preferred stock of no par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 36,292,401 (2022) and 35,958,759 (2021) shares issued and outstanding, and 4,899,497 (2022) and 4,899,497 (2021) warrants issued and outstanding	258,403	256,372
Retained earnings	164,633	231,675
Total stockholders' equity	423,036	488,047
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,320,185	$1,456,597

MESA AIR GROUP, INC.

Operating Highlights (Unaudited)

	Three months ended
	June 30,
	2022	2021	Change
Available seat miles (thousands)	1,553,616	2,056,905	(24.5)%
Block hours	63,486	85,162	(25.5)%
Average stage length (miles)	619	651	(4.9)%
Departures	33,291	42,390	(21.5)%
Passengers	2,164,295	2,572,303	(15.9)%
Controllable completion factor*
American	98.77%	99.42%	(0.7)%
United	99.76%	99.98%	(0.2)%
Total completion factor**
American	97.66%	97.57%	0.1%
United	98.83%	99.21%	(0.4)%

*Controllable completion factor excludes cancellations due to weather and air traffic control
**Total completion factor includes all cancellations

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.

Media

Jacqueline Palmer

Media@mesa-air.com

Investor Relations

Doug Cooper

IR@mesa-air.com